UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 12, 2015

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(e) As described in Item 5.07 below, on May 12, 2015, Ashford Hospitality Prime, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment and restatement (the “Plan Amendment”) of the Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan (the “Plan”). The Plan Amendment increased the number of shares of common stock reserved for issuance under the Plan by 1,200,000 shares, among other things.
Additional details of the Plan Amendment are included in the Company’s 2015 Proxy Statement under the heading “Proposal Number Three - Amendment and Restatement of the 2013 Equity Incentive Plan.” The foregoing summary of the Plan Amendment is incorporated herein by reference, and is qualified in its entirety by the full text of the Plan Amendment, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS;CHANGE IN FISCAL YEAR.
(a) As described in Item 5.07 below, at the Annual Meeting the Company’s stockholders approved an amendment to the Company’s Articles of Amendment and Restatement (the “Charter”) to remove Article VII, Section 6 thereof, which will permit both directors and stockholders to fill a vacancy on the Company’s board of directors (the “Charter Amendment”). On May 18, 2015, the Company filed Articles of Amendment to the Charter with the State Department of Assessments and Taxation of Maryland (the “SDAT”) to effect the Charter Amendment. The Articles of Amendment became effective upon filing. The foregoing summary of the Articles of Amendment is qualified in its entirety by the full text of the Articles of Amendment, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.
In connection with the filing of the Articles of Amendment, the Board simultaneously filed Articles Supplementary with the SDAT to reflect the adoption of resolutions by the Company’s board of directors to prohibit the Company from electing to be subject to any or all of the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law, or the Unsolicited Takeover Act, unless such election is first approved by the affirmative vote of a majority of the votes cast on the matter by the Company’s stockholders entitled to vote. The foregoing summary of the Articles Supplementary is qualified in its entirety by the full text of the Articles Supplementary, which is filed hereto as Exhibit 3.2 and is incorporated herein by reference.
ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
(a) On May 12, 2015, the Company held its Annual Meeting. As of March 10, 2015, the record date for the Annual Meeting, there were 24,023,099 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 20,738,014 shares, or approximately 86% of the eligible voting shares, were represented either in person or by proxy.
At the Annual Meeting, the Company’s stockholders voted on the following items:
1. Proposal 1 - To elect seven nominees to the board of directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's board of directors (constituting the entire board of directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	18,580,633	164,794	1,992,587
Stefani D. Carter	18,639,134	106,293	1,992,587
Douglas A. Kessler	18,593,899	151,528	1,992,587
Curtis B. McWilliams	18,656,956	88,471	1,992,587
W. Michael Murphy	18,608,341	137,086	1,992,587
Matthew D. Rinaldi	18,608,012	137,415	1,992,587
Andrew L. Strong	18,552,666	192,761	1,992,587
2. Proposal 2 - To ratify the appointment of Ernst & Young LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2015. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
20,653,051	61,824	23,139	—

3. Proposal 3 - To approve an amendment to the Plan to increase the number of shares of common stock reserved for issuance under the Plan by 1,200,000 shares, among other things. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
17,667,347	1,069,435	8,645	1,992,587
4. Proposal 4 - To approve an amendment to the Company's Charter to remove Article VII, Section 6 thereof, which will permit both the directors and the stockholders to fill a vacancy on the Company’s board of directors. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
18,543,458	188,218	13,751	1,992,587
5. Proposal 5 - To approve an amendment to the Company's Amended and Restated Bylaws to require that only stockholders that have owned at least 1% of the Company’s outstanding common stock continuously for at least one year may nominate director candidates and propose other business to be considered by the Company’s stockholders at an annual meeting of stockholders. This proposal was not approved, with the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
3,420,750	15,309,178	15,499	1,992,587
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit        Description

3.1        Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc.
3.2        Articles Supplementary of Ashford Hospitality Prime, Inc.
10.1        Amended and Restated Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 18, 2015

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel